For use with loans
                                        to both AKT and
                                        AKTA "EIP Participants"


                APPLIED KOMATSU TECHNOLOGY, INC.
          1994 EXECUTIVE INCENTIVE STOCK PURCHASE PLAN

           LOAN AND SECURITY AGREEMENT ("Joto-Tampo")



     THIS AGREEMENT, dated _________, 199_, by and between ___________________ ("Lender"), and ___________ ("Borrower").

                           WITNESSETH:

     WHEREAS, Lender wishes to extend a loan to Borrower, and Borrower wishes to obtain such loan from Lender so that Borrower can purchase with the loan proceeds _____________ shares of nonvoting preferred stock ("Preferred Stock") from Applied Komatsu Technology, Inc. ("AKT");

     WHEREAS, the parties desire that Borrower enter into this Agreement and transfer to Lender the shares of Preferred Stock Borrower purchases from AKT, as security for the obligations of Borrower to Lender under the loan to be extended hereunder:

     NOW, THEREFORE, in consideration of the agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. Extension of Loan Subject to the terms and conditions hereinafter set forth, Lender shall extend to Borrower a loan (the "Loan") in the principal sum equal to the initial principal balance of that promissory note executed by Borrower in favor of Lender, a copy of which is attached hereto as Exhibit A (the "Note").

     2. Method of Borrowing On the date hereof, Borrower shall cause the aggregate principal amount of the Loan to be paid to AKT, in accordance with procedures to be mutually agreed between Lender and Borrower.

     3.   Note  The Loan shall be evidenced by the Note.  The
Note is denominated in Japanese yen if Borrower is not a U.S. taxpayer and U.S. Dollars if Borrower is a U.S. taxpayer. For U.S. Dollar denominated Notes, the initial principal balance of the Note is the appropriate yen amount, converted into U.S. Dollars based on the average daily Bank of Tokyo - "OPN" rate as published on Reuter's for the three Japanese banking days preceding the date the issue price for the Preferred Stock was determined by a Committee of the Shareholders Committee of AKT responsible for administering the 1994 Executive Incentive Stock Purchase Plan (the "Committee").

     4.   Principal Loan Terms    The Loan shall be full
recourse and bear interest as set forth in the Note, which is incorporated into this Agreement. The terms of the Note shall prevail if there is any discrepancy, conflict or ambiguity of interpretation between this Agreement and the Note. Subject to the terms and conditions contained in the Note, the Loan shall be repayable by Borrower to Lender as follows:

          Interest on the Note shall be payable annually as set forth therein,

          The principal amount evidenced by the Note shall become due on January 31, 2004, and

          The Note may not be prepaid without the prior written consent of Lender or as specifically provided in the Note.

     5.   Stock Assignment and Transfer For Security Purposes;
          Appointment as Attorney-in-Fact

     A. In order to secure Borrower's obligations to Lender under the Loan evidenced by the Note, promptly after the date hereof Borrower hereby assigns and transfers to Lender the shares of Preferred Stock, which shares are convertible into AKT's common stock in accordance with AKT's Articles of Incorporation ("Conversion Shares"), represented by stock certificates ("Share Certificates") as shown in Exhibit B attached hereto, the originals of which are herewith delivered to Lender or its agents.

     B. Lender shall itself or through its agent hold all Share Certificates delivered as security for the full and prompt repayment of any and all sums due to Lender from Borrower under the Loan evidenced by the Note ("Joto-Tampo"). Such Joto-Tampo shall continue to exist and be valid with respect to all of the Preferred Stock and any Conversion Shares until the loan evidenced by the Note is paid in full in accordance with the Note and this Agreement. Lender shall not in any manner encumber, transfer or dispose of the Preferred Stock and any Conversion Shares except in accordance with the provisions of this Agreement.

     C. Lender and Borrower shall cause AKT to, pursuant to instructions from Borrower and Lender which are hereby given, make all necessary and appropriate entries into the shareholders registry of AKT to reflect the transfer and assignment to Lender of the Preferred Shares and any Conversion Shares based on the Joto-Tampo and in accordance with the provisions of this Agreement.

     D. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact with full power and authority throughout the term of this Agreement to take such actions as Lender deems necessary or desirable to arrange for such transfer and registry, to exercise the conversion privilege and right to vote as contemplated by Section 7.B, and to otherwise carry out the provisions and intentions of this Agreement.

     6. Representations and Warranties Borrower hereby represents and warrants to Lender as follows:

          As of the date Borrower assigns and transfers the shares of Preferred Stock to Lender pursuant to Section 5.A, Borrower owns all of the Preferred Stock beneficially and of record, free and clear of any lien, security interest, pledge, prior assignment, encumbrance, or other restriction, other than the Joto-Tampo created by this Agreement in favor of Lender.

          As of the date Borrower assigns and transfers the shares of Preferred Stock to Lender pursuant to Section 5.A, Borrower has the full and unqualified legal right, power and authority to sell, transfer and convey complete and absolute legal and equitable title to the Preferred Stock, free and clear of any lien, security interest, pledge, prior assignment, encumbrance, or other restriction other than the Joto-Tampo created by this Agreement in favor of Lender.

          As of the date hereof, Borrower is not a party to or bound by any contract or agreement of any nature whatsoever relating to the ownership, sale, exchange, disposition or purchase of any of the Preferred Stock, other than the agreement with AKT pursuant to which the Preferred Stock was acquired.

     7.   Rights of Borrower and Lender

     A.   During the term of this Agreement:

          All regular dividends with respect to the Preferred Stock and any Conversion Shares shall be paid or distributed by AKT to Lender, which shall receive the same on behalf of Borrower. Borrower irrevocably instructs, and Lender agrees, that all such dividends shall be applied by Lender to the payment of interest and any other sums then due under the Note; the remainder of such dividends (if any) shall be distributed by Lender to Borrower so long as Borrower is not in Default (as defined in Section 8) hereunder.

          Any special dividends, distributions and other amounts or shares payable or distributable with respect to the Preferred Stock and Conversion Shares as a result of stock redemption, consolidation, split, conversion or purchase shall be paid or distributed by AKT to Lender, which shall receive the same on behalf of Borrower. Such special dividends, distributions and other amounts shall be retained and held by Lender, together with the Share Certificates, as security for the full and prompt repayment of any and all sums due to Lender from Borrower under the Note so long as Borrower is not in Default (as defined in Section 8) hereunder.

     B. During the term of this Agreement, Lender shall have the sole and exclusive rights pertaining to the Preferred Stock and the Conversion Shares, including without limitation the sole and exclusive right to exercise the privilege to convert some or all of the Preferred Stock into Conversion Shares and the sole and exclusive right to vote the Preferred Stock and any Conversion Shares on all corporate questions of AKT on which such shares are entitled to vote as if it were the outright owner thereof. Borrower hereby irrevocably authorizes and instructs Lender to exercise such conversion privilege and right to vote as and when Lender, in its sole discretion, determines.

     C. Lender may (but is not obligated to, except as provided below) repurchase some or all of the Preferred Stock and any Conversion Shares, if any of the following events occur:

          The Borrower resigns or is removed, or is terminated voluntarily or involuntarily, as an officer, employee or advisor of AKT and its subsidiaries or dies prior to an initial public offering of AKT's Common Stock on any stock exchange or stock quotation system approved for listing by the Shareholders Committee of AKT (an "IPO of AKT"); or

          The Borrower attempts to prepay the Note other than as specifically permitted therein prior to an IPO of AKT; or

          The Borrower repays the balance of the Note on its maturity but there has been no IPO of AKT; or

          The Borrower attempts to transfer any Preferred Stock or Conversion Shares in violation of the provisions set forth below in Article 7.F.

     [IF APPLICABLE, ADD: The Preferred Stock and any Conversion Shares of a Borrower who is a seconded employee of AKT or Applied Komatsu Technology America, Inc. ("AKTA") shall be automatically called if such Borrower does not decide to become a direct employee of AKT or AKTA on or before the earlier of the day before the commencement of a "restricted period" with respect to AKT, as that term is defined in Japanese IPO regulations or the date two years from when the Borrower first became assigned to AKT or AKTA.]

Except in the case of death or where the Note is repaid in full but there has not been an IPO of AKT, this repurchase right (call option) shall be exercised by written notice to Borrower within one hundred twenty (120) days after the occurrence of the above event. The repurchase period shall be unlimited in the case of death. In the case where the Note is repaid in full but there has not been an IPO of AKT, the call option shall be deemed to be automatically exercised without further notice, and all the Preferred Stock and any Conversion Shares must be repurchased, unless Lender notifies Borrower in writing, within thirty (30) days after repayment of the Note, that Lender has elected to decline to exercise the call option by reason of that triggering event. The purchase price (see below) for any Preferred Stock or Conversion Shares so repurchased will be first applied against any amounts that remain due under the Note and the remainder (if any) payable in cash within thirty (30) days after option exercise.

     D. Borrower may require Lender to purchase all, but not a portion, of the Preferred Stock or Conversion Shares if any of the following events occur:

          AKT notifies Borrower in writing on or before January 1, 1999 that its Shareholders Committee has determined (without prejudice to reconsideration of the issue) that AKT does not intend to commence, at any time prior to the end of its FY1999, the process for an IPO of AKT, or

          AKT does not so notify Borrower, but all outstanding shares of Preferred Stock are not converted to Conversion
     Shares on or before April 30, 1999, or

          AKT does not so notify Borrower and said conversion occurs on or before April 30, 1999, but AKT subsequently abandons and withdraws entirely (without prejudice to reconsideration of the issue) all intention and all then pending applications and good faith efforts to achieve an IPO of AKT on any stock exchange or stock quotation system.

AKT has an affirmative obligation to notify the Borrower of the foregoing events.

This right (put option) shall be exercised by Borrower by written notice to Lender at any time during the term of this Agreement and during the period which is (1) after the occurrence of the event triggering the right to exercise the put option and (2) prior to the date (if any) on which AKT subsequently has commenced, or re-commenced, the process for an IPO of AKT. This put option shall be reinstated if said IPO is later withdrawn or abandoned by AKT prior to completion. The purchase price (see below) for any shares so repurchased will be first applied against any amounts that remain due under the Note and the remainder (if any) payable in cash within thirty (30) days after option exercise.

     E.   The purchase price under Subsections C and D shall be:
1) if a certain price is required by applicable Japanese law (or other applicable law) and, with respect to Subsection C, IPO regulations, then the lowest price permitted by such Japanese law (or other applicable law) or IPO regulations and 2) if said certain price is not required, then the fair market value for the Preferred Stock and Conversion Shares (on an as-converted into common stock basis) as determined by the Committee in its sole discretion, based on the performance and degree of success of AKT and its subsidiaries. The Committee may make reference to at least three companies that trade during the relevant time on the U.S. Nasdaq National Market and are selected by the Committee as being reasonably comparable to AKT. The valuation process may also take into account relative, historical and projected growth rates, capital structures, industry attractiveness and such other or alternate factors the Committee deems relevant. The price/earnings ratio of such companies may also be among the factors utilized by the Committee to determine fair market value.

     F. Borrower agrees not to sell any of the Preferred Stock or Conversion Shares (or any options or other rights to acquire the same) 1) to a third party at any time prior to the closing date of an IPO of AKT and 2) in any event at any time when applicable securities or other laws or IPO regulations prohibit or restrict the sale of Preferred Stock or Conversion Shares.

     G. Borrower agrees that, if required by applicable IPO regulations, Conversion Shares may be submitted to the lead manager of the IPO of AKT and kept in its custody until up to one year following the effective date of the IPO (or longer, if such regulations so require), regardless of whether the Note has been paid in full and regardless of whether this Agreement remains in effect.

     8.   Default

     A. The occurrence of the following events with respect to Borrower shall constitute a default hereunder ("Default"):

          If Borrower fails to perform any of its obligations hereunder and such failure continues for more than 10 days after Borrower receives written notice of such failure from Lender.

          If Borrower fails to perform any of its obligations under the Note for more than 10 days after Borrower receives written notice of Lender's election to accelerate payment of the Note by reason of such failure.

          The Lender will not accelerate payment of the Note prior to maturity for nonpayment of interest.

     B. If Borrower is in Default hereunder, then Lender may declare that all sums lawfully owed by Borrower under the Loan evidenced by the Note shall be immediately due and payable, and Lender shall have, in addition to all other rights and remedies which it may have under Japanese law, all of the following rights and remedies:

          Lender may continue to receive dividends and other distributions regarding Preferred Stock and Conversion Shares on behalf of Borrower and exercise all voting and other rights and give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof; and/or

          Lender may foreclose its security interest hereunder and obtain outright ownership to all or any Preferred Stock and Conversion Shares (if the then price of the same determined in accordance with Article 7.E hereof is greater than all of the sums owed by Borrower under the Loan, then Lender shall pay such balance to Borrower within thirty
     (30) days thereafter); and/or

          Lender may sell, transfer or otherwise dispose of the Preferred Stock and Conversion Shares and other property held by Lender or its agent hereunder and apply the proceeds thereof to any outstanding amount payable by Borrower hereunder, ten (10) days after prior written notice to Borrower of Lender's intention to do so.

     C. The failure to give any such notice and/or to exercise any such right or remedy shall not constitute a waiver of any Default or right associated with any Default and shall be without prejudice to giving such notice and/or exercise such right or remedy at any later date.


     9.   Duration and Termination

     A. This Agreement shall continue in effect from the date hereof until the occurrence of the events prescribed in Section
9B, at which time this Agreement and all of the rights and obligations of the parties hereto shall terminate.

     B. Upon the full payment by Borrower of all sums due under the Note to Lender, this Agreement shall terminate except for Sections 7C, 7D, 7E and 7F (which Sections shall survive such termination until the effective date of an IPO of AKT) and
Section 7G (which Section shall survive such termination until the end of the period specified therein). Upon such termination (except as provided in Section 7G), Lender shall return, or have them returned, to Borrower all of the Preferred Stock and Conversion Shares and other property held by Lender or its agent hereunder for security purpose.

     10.  Miscellaneous

     A. This Agreement may only be modified, supplemented or amended by a written instrument signed by the parties hereto.

     B. This Agreement shall inure to the benefit of and be legally binding upon the parties and their respective heirs, personal representatives, successors and assigns.

     C. This Agreement shall be governed by and construed in accordance with the laws of Japan; provided, however, the English language version of this Agreement will prevail and control. Borrower and Lender acknowledge and agree that the choice of Japanese law to govern this Agreement is reasonable and binding, and elected based upon mutually acceptable factors including the fact that the rights, duties and privileges of a shareholder of AKT are governed by Japanese law. Borrower hereby irrevocably submits to the jurisdiction of the Tokyo District Court in connection with enforcement of this Agreement and/or any disputes hereunder.

     D. If any provision of this Agreement is construed to be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby and shall be enforceable without regard to the invalid or unenforceable provision.

     E. Any heading preceding the text of the Sections hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement.

     F. All notices required or permitted hereunder shall be given in writing, and either hand delivered, delivered by courier, or mailed by certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses for notice herein. The address for notice for Lender shall be: to the attention of its General Counsel, at the address of Lender's corporate headquarters. The address for notice for Borrower shall be as set forth below on the last page of this Agreement. Either party may change its address for notices hereunder by written notice to the other party as provided for in this Section.

     G. Neither party shall, directly or indirectly, assign or transfer this Agreement or any of the rights and/or obligations hereunder, in whole or in part, without the prior written consent of the other party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

Lender:




By:

As Its:



Borrower:




Address: